                      PIONEER HI-BRED INTERNATIONAL, INC.

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Pioneer Hi-Bred International, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        THE DEPOSITARY FOR THE OFFER IS:
                                BANKBOSTON, N.A.

BY MAIL VIA RETURN ENVELOPE:             BY HAND:             BY OVERNIGHT OR EXPRESS MAIL:
      BankBoston, N.A.            Securities Transfer and           BankBoston, N.A.
  Corporate Reorganization       Reporting Services, Inc.       Corporate Reorganization
        P.O. Box 8029            c/o Boston EquiServe L.P.         Mail Stop 45-01-40
    Boston, MA 02266-8029            1 Exchange Plaza/              150 Royall Street
                                  55 Broadway, 3rd Floor            Canton, MA 02021
                                    New York, NY 10006

                                BY FACSIMILE TRANSMISSION:
                                    (617) 575-2232/2233

                                     CONFIRM FACSIMILE
                                       TRANSMISSION
                                       BY TELEPHONE:
                                      (800) 730-4001

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONES LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 25, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (including the associated Preferred Stock Purchase Rights (the "Rights"), the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the Rights become exercisable or separately tradeable prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares include the associated Rights.

             PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING
                                    TENDERED
                            ------------------------

             IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A
                SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH
                         PRICE SPECIFIED MUST BE USED.
                            ------------------------

                              CHECK ONLY ONE BOX.
                IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
              CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND
                INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF
                                    SHARES.

--------------------------------------------------------------------------------

                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION

       / / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $88 or as high as $104.

            ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***

--------------------------------------------------------------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY STOCKHOLDER

/ /        $88               / /  $91 1/4           / /  $94 1/2           / /  $97 3/4           / /  $101
/ /        88 1/4            / /  91 1/2            / /  94 3/4            / /  98                / /  101 1/4
/ /        88 1/2            / /  91 3/4            / /  95                / /  98 1/4            / /  101 1/2
/ /        88 3/4            / /  92                / /  95 1/4            / /  98 1/2            / /  101 3/4
/ /        89                / /  92 1/4            / /  95 1/2            / /  98 3/4            / /  102
/ /        89 1/4            / /  92 1/2            / /  95 3/4            / /  99                / /  102 1/4
/ /        89 1/2            / /  92 3/4            / /  96                / /  99 1/4            / /  102 1/2
/ /        89 3/4            / /  93                / /  96 1/4            / /  99 1/2            / /  102 3/4
/ /        90                / /  93 1/4            / /  96 1/2            / /  99 3/4            / /  103
/ /        90 1/4            / /  93 1/2            / /  96 3/4            / /  100               / /  103 1/4
/ /        93 1/2            / /  93 3/4            / /  97                / /  100 1/4           / /  103 1/2
/ /        90 3/4            / /  94                / /  97 1/4            / /  100 1/2           / /  103 3/4
/ /        91                / /  94 1/4            / /  97 1/2            / /  100 3/4           / /  104

                                    ODD LOTS

    This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owns beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan (as defined in the Offer to Purchase)).

    The undersigned either (check one box):

       / / owned beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan), all of which are being tendered, or

       / / is a broker, dealer, commercial bank, trust company or other nominee who (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns beneficially, as of the Expiration Date, an aggregate of fewer that 100 Shares (including Shares held in the Dividend Reinvestment Plan) and is tendering all of such Shares.

    If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). / /

Number of Shares                               --------------------------------------------
Certificate No.(s) (If Available)              Name(s) (Please Print)
--------------------------------------------   --------------------------------------------
--------------------------------------------   --------------------------------------------
If Shares will be tendered by                  --------------------------------------------
  book-entry transfer:
                                               (Address)
Name of Transferring Institution:
--------------------------------------------   --------------------------------------------
Account No.                    at (check one)  Area Code and Telephone Number

/ / The Depository Trust Company               --------------------------------------------
/ / Philadelphia Depository Trust Company      Signature(s)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificates for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company in each case together with a properly completed and duly executed Letter(s) of Transmittal (or, for Eligible Institutions only, facsimiles thereof), or an Agent's Message in connection with a book-entry transfer, together in each case with any required signature guarantees and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

--------------------------------------------   --------------------------------------------
                NAME OF FIRM                               AUTHORIZED SIGNATURE

--------------------------------------------                       Name
                   ADDRESS                                 PLEASE TYPE OR PRINT

--------------------------------------------                       Title
            CITY, STATE, ZIP CODE

           Area Code and Tel. No.                                Date, 199

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
      YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.